Exhibit 99.1

April 15, 2005

REGIONS ANNOUNCES SOLID FIRST QUARTER PROFITS,
GOOD INTEGRATION PROGRESS

BIRMINGHAM, Ala.—Regions Financial Corporation (NYSE:RF) today reported highlights for the quarter ended March 31, 2005, including:

•	Earnings of $0.51 per diluted share or $0.57 excluding $0.06 in merger-related charges (see page 4 for additional details)

•	Merger integration continuing on schedule

•	Favorable community bank loan and deposit growth

•	Higher net interest margin and increased net interest income

•	Record profits at Morgan Keegan

•	Advance in mortgage strategy

•	Low net loan charge-offs

•	Stepped-up share repurchases

Good Beginning for Transition Year

“The year is off to a good start,” said Regions Chairman and CEO Carl E. Jones Jr. “First-quarter earnings met our expectations, benefiting from a very strong capital markets business, along with solid loan and deposit growth, outstanding credit quality and additional merger-related cost saves.

“And, our integration is proceeding as scheduled – we have completed preparations for the first legacy Union Planters bank branch conversion event, which is set for the weekend of April 22,” Jones said. “We also completed rebranding efforts and signage changes for more than 300 branches located in our South Florida and Midwest markets. In addition, as part of our ongoing effort to evaluate the strategic deployment of capital, we made the decision to exit Regions’ conforming wholesale mortgage banking operations and the Capital Factors subsidiary.”

Jones said no significant earnings impact is expected as a result of these sales.

First Quarter EPS of $0.57 Before Merger-Related Charges (see page 4 for additional details)

First quarter 2005 net income was $242 million, or $0.51 per diluted share, including after-tax merger-related costs of $27 million ($0.06 per diluted share). This compares to fourth quarter 2004’s $0.50 per diluted share, including $0.06 of merger-related and other costs. Accordingly, excluding special charges, per share earnings rose 2% from $0.56 in fourth quarter 2004 to $0.57 in first quarter 2005.

Regions’ July 1, 2004, merger with Union Planters Corp. was accounted for as a purchase, therefore, 2004 first and second quarter financial data are only for legacy Regions and do not include the former Union Planters. Legacy Regions reported first quarter 2004 net income available to common shareholders of $166.6 million, or $0.60 per diluted share, including an after-tax $2 million ($0.01 per share) charge related to a new accounting pronouncement.

“This is truly a transition year for Regions,” said the Regions chairman, who will turn over his title as CEO to Regions President Jackson W. Moore on July 1. “We’re working hard to build a more efficient and profitable long-term business model, and our first-quarter progress is encouraging.”

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April 15, 2005

Jones then noted that factors that did restrict further bottom-line improvement in the first quarter were a less accommodating yield curve, mortgage banking softness and seasonality.

Merger Integration Remains on Schedule

The merger integration is proceeding smoothly, with the first round of bank branch conversions scheduled for completion later this month.

“Preparations for this milestone were the focal point of first-quarter integration efforts,” said Moore, who is responsible for the company’s banking operations. “Ensuring a seamless experience for our customers has been critical to the planning process, and we’re comfortable this will be the case as ‘dress rehearsals’ have gone well.”

This initial phase of conversions involves more than 100 branches located in Alabama, Arkansas, Kentucky, Louisiana, Tennessee and Texas. All three phases of the conversion are still on track for completion by year-end 2005, with the next two conversions including more than 250 branches each. Conversion of the mortgage origination platform was completed in the first quarter.

Regions realized approximately $23 million in cost saves during the quarter. Full-year 2005 targeted saves are unchanged at $130 million to $150 million. As previously disclosed, $50 million to $60 million of these planned savings will be used to fund additional investment spending related to building out talent in strategic businesses, enhancing technology and constructing new bank branches. Revenue and efficiency payback from the investments is not anticipated to be material until 2006 and beyond.

Banking Franchise Achieves Solid Results

Regions’ banking operations posted favorable first quarter results, especially taking into account seasonal challenges. Taxable equivalent net interest income of $701 million increased $5.8 million compared to fourth quarter 2004. An 8 basis point rise in the net interest margin to 3.84% offset the effect of two fewer days in the first quarter. In connection with the recapture of $35 million in mortgage servicing rights impairment, $1.4 billion in bonds were sold at an approximate $34 million loss.

Community banking loans and deposits achieved steady gains, increasing at an annualized 5% and 6% rate, respectively, linked-quarter average comparison. Home equity and commercial real estate credits continued to fuel loan growth, as commercial loan outstandings remained flat. Deposit growth was fueled by low-cost demand deposits and retail certificates of deposit.

Morgan Keegan Books Strong Revenues, Record Earnings

Morgan Keegan’s first quarter performance was excellent. Revenues and after-tax profits rose to $204.3 million and $26.2 million, respectively, from fourth quarter’s $203.7 million and $23.8 million. All major segments achieved good results, but fixed income banking and equity capital markets banking businesses were particularly strong, benefiting from healthy deal flow.

“We’re very pleased with Morgan Keegan’s first-quarter accomplishment and encouraged about full-year prospects,” said Regions Vice Chairman and Morgan Keegan Chairman Allen B. Morgan, Jr. “Market conditions have been favorable this quarter, and we’ve started to see the pay-off from moves we’ve made to better leverage Regions’ broadened customer base.”

Mortgage Banking Strategy Advances

Regions continues to take steps to right-size its conforming mortgage business and evaluate its business strategies. In line with these ongoing reviews, during the first quarter, Regions announced that its conforming wholesale origination operation will be assumed by M&T Mortgage effective May 1.

Helped by cost saves and loan sale gains, the company’s conforming mortgage earnings improved to $5.2 million, excluding mortgage servicing rights recapture, in the first quarter from the fourth quarter’s disappointing $850,000, as origination volume declined slightly to $2.1 billion in the first quarter of 2005. However, profitability of EquiFirst, Regions’ non-traditional mortgage operation, weakened to $4.8 million from $7.3 million in the preceding period. While EquiFirst’s residential mortgage

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April 15, 2005

originations were little changed from fourth-to-first quarter, or $1.7 billion, lower sales volume reduced gain on sale revenues in the first quarter of 2005.

“Given rising interest rates and industry competitive pressures, 2005 will be a challenging year for Regions’ overall mortgage business,” Jones said. “We’re nevertheless determined to carve out additional efficiencies and refine our strategies in this area to continue to better position this important part of our business.”

Sound Expense Management

First quarter core operating expenses totaled $718 million, excluding a $35 million mortgage servicing rights reserve recapture benefit and $38.9 million of merger-related costs. This compares to fourth quarter’s $714 million (excluding $35 million of merger and other charges) and reflects the benefit of cost saves of $23 million. The impact of the cost saves was somewhat mitigated by seasonally higher costs such as employee benefits and investment initiatives previously discussed.

Net Loan Charge-Offs Decline

Regions’ overall credit quality remains good. First quarter net loan charge-offs dropped to a low $24.7 million, or an annualized 0.17% of average loans. Provisioning of $30 million resulted in a March 31 loan loss allowance-to-total loans ratio of 1.31%.

Due to a single sizable loan relationship, non-performing assets increased to $487.1 million (0.84% of loans and other real estate) from year-end 2004’s $452.3 million.

Returning Excess Capital to Shareholders

During the first quarter, Regions repurchased 4.5 million shares. Management expects the full-year impact of share repurchases in 2005 to result in a reduction of 7 million to 10 million average shares outstanding compared to fourth quarter 2004 levels.

Regions will host a conference call and Webcast to discuss first-quarter earnings this morning at 8:30 a.m. CT. Internet access to the call and to the supporting materials will be available through the Investor Relations section of the Regions Web site, www.regions.com, under the heading of Live Webcast. Telephone access to the call may be obtained by dialing 1-800-322-5044 for U.S. callers and 617-614-4927 for international callers with access code 27822597 by 8:20 a.m. CT.

About Regions Financial Corporation

Regions Financial Corporation (NYSE: RF), headquartered in Birmingham, Ala., is a full-service provider of retail and commercial banking, securities brokerage, mortgage, and insurance products and services. With its merger with former Union Planters Corp. complete, Regions had assets of $84.3 billion as of Mar. 31, 2005, making it one of the nation’s Top 15 financial services providers. Regions’ banking subsidiaries, Regions Bank and Union Planters Bank, operate some 1,400 offices and a 1,700-ATM network across a 15-state geographic footprint in the South, Midwest and Texas. Its investment and securities brokerage, trust and asset management division, Morgan Keegan & Company Inc., provides services from more than 250 offices. Additional information about the new Regions, which is a member of both the Forbes and Fortune 500 and operates one of the Top 20 mortgage companies in the United States, can be found at www.regions.com.

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April 15, 2005

Reconciliation to GAAP Financial Measures

The table below presents the computation of earnings excluding certain significant items affecting financial results. These significant items are included in financial results presented in accordance with generally accepted accounting principles (GAAP). We believe the exclusion of the significant items in expressing earnings provides a meaningful base for period-to-period comparisons. See the table below for computation of earnings excluding significant items and corresponding reconciliation to GAAP financial measures for the periods presented.

(Dollar amounts in millions, except diluted per share amounts)	Pre-tax	After-tax	Diluted EPS

First Quarter 2005:
GAAP EARNINGS-COMMON SHAREHOLDERS	$347.5	$241.6	$0.51
Significant items impact:(1)
Merger and other charges	(38.9)	(26.8)	(0.06)
Loss on sale of securities	(34.0)	(23.6)	(0.05)
Mortgage servicing rights recapture	35.0	24.3	0.05

Net impact	(37.9)	(26.1)	(0.06)

Earnings excluding significant items	$385.4	$267.7	$0.57

Fourth Quarter 2004:
GAAP EARNINGS-COMMON SHAREHOLDERS	$343.0	$236.5	$0.50
Significant items impact:(1)
Merger and other charges	(35.0)	(26.0)	(0.06)

Net impact	(35.0)	(26.0)	(0.06)

Earnings excluding significant items	$378.0	$262.5	$0.56

Third Quarter 2004:
GAAP EARNINGS-COMMON SHAREHOLDERS	$365.7	$255.5	$0.55
Significant items impact:(1)
Merger and other charges	(12.4)	(8.7)	(0.02)
Gain on sale of securities	49.9	35.0	0.07
Mortgage servicing rights impairment	(50.0)	(35.1)	(0.07)
Effect of EITF 03-6 adoption (3)	—	(1.3)	—

Net impact	(12.5)	(10.1)	(0.02)

Earnings excluding significant items	$378.2	$265.6	$0.57

Second Quarter 2004 (2):
GAAP EARNINGS-COMMON SHAREHOLDERS	$228.5	$159.3	$0.58
Significant items impact:(1)
Merger and other charges	(8.2)	(5.8)	(0.02)
Losses on early retirement of FHLB advances	(39.6)	(28.1)	(0.10)
Mortgage servicing rights recapture	40.0	28.4	0.10
Effect of EITF 03-6 adoption (3)	—	(2.7)	(0.01)

Net impact	(7.8)	(8.2)	(0.03)

Earnings excluding significant items	$236.3	$167.5	$0.61

First Quarter 2004 (2):
GAAP EARNINGS-COMMON SHAREHOLDERS	$238.4	$166.6	$0.60
Significant items impact:(1)
Gain on sale of securities	12.8	9.1	0.03
Mortgage servicing rights impairment	(12.0)	(8.5)	(0.03)
Effect of EITF 03-6 adoption (3)	—	(2.0)	(0.01)

Net impact	0.8	(1.4)	(0.01)

Earnings excluding significant items	$237.6	$168.0	$0.61

[1]	Positive/(negative) impact on GAAP earnings

[2]	Results prior to third quarter 2004 are for legacy Regions, as the merger (accounted for as a purchase transaction) with Union Planters was not effective until July 1, 2004. However, prior period per share amounts have been restated to reflect the exchange of Regions shares in connection with the merger. Each Regions shareholder received 1.2346 shares for each 1.0 share held on July 1, 2004.

[3]	Effective second quarter 2004 and retroactively applied, EITF 03-6, “Participating Securities and the Two-Class Method under FASB Statement No. 128, Earnings per Share,” requires a portion of earnings to be allocated to participating securities using the two-class method described in FAS 128. Regions repurchased 4.0 million shares through an accelerated stock repurchase agreement entered into March 9, 2004 which included a forward agreement, considered a participating security. First and second quarter 2004 earnings were reduced by $0.01 per basic and diluted share each quarter as a result of the application of this EITF. As the position was closed out during the third quarter, basic and diluted EPS for the third quarter were reduced by less than $0.01 per share.

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April 15, 2005

Financial Highlights (Unaudited)
(Dollar amounts in thousands, except per share amounts)

	Three Months Ended
	March 31
	2005	2004	Change
Earnings

Net income	$241,641	$168,535	43%
Net income available to common shareholders	$241,641	$166,572	45%

Per share:
Net income	$0.52	$0.61	-15%
Net income-diluted	$0.51	$0.60	-15%
Cash dividends declared	$0.34	$0.33	3%

	March 31
	2005	2004	Change
Financial Condition

Total assets	$84,283,632	$48,776,943	73%
Loans, net of unearned income	$57,964,503	$32,769,750	77%
Securities	$12,214,544	$8,505,034	44%
Total earning assets	$74,308,224	$44,746,887	66%
Total deposits	$59,587,671	$31,425,573	90%
Stockholders’ equity	$10,645,143	$4,426,458	140%
Stockholders’ equity per share	$22.98	$16.39	40%

Selected Ratios

Return on average stockholders’ equity*	9.15%	15.14%
Return on tangible equity*	18.00%	20.02%
Return on average total assets*	1.16%	1.39%
Stockholders’ equity to total assets	12.63%	9.07%
Allowance for loan losses as a percentage of loans, net of unearned income	1.31%	1.39%
Loans, net of unearned income, to total deposits	97.28%	104.28%
Net charge-offs to average loans*	0.17%	0.17%

*	Annualized

Results prior to third quarter 2004 are for legacy Regions, as the merger (accounted for as a purchase transaction) with Union Planters was not effective until July 1, 2004. However, prior period per share amounts have been restated to reflect the exchange of Regions shares in connection with the merger. Each Regions shareholder received 1.2346 shares for each 1.0 share held on July 1, 2004.

For additional information, including supplemental financial information, refer to Regions’ Form 8-K filed with the Securities and Exchange Commission on April 15, 2005, or visit Regions’ Web site at www.regions.com. Regions’ Investor Relations contact is Jenifer Goforth at 205/244-2823; Regions’ Media contact is Kristi Lamont Ellis at 205/326-7179.

Statements made in this press release, other than those containing historical information, are forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Act of 1995. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements. Regions cautions readers that results and events subject to forward-looking statements could differ materially due to the following factors: possible changes in economic and business conditions; the existence or exacerbation of general geopolitical instability and uncertainty; the ability of Regions to integrate recent acquisitions and attract new customers; possible changes in monetary and fiscal policies, and laws and regulations; the effects of easing of restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the credit worthiness of customers and the possible impairment of collectibility of loans; the effects of changes in interest rates and other risks and factors identified in the company’s filings with the Securities and Exchange Commission.

FINANCIAL SUPPLEMENT TO FIRST QUARTER 2005 EARNINGS RELEASE

Summary

Quarterly earnings of $0.51 per diluted share

•	Equates to $0.57 per diluted share, excluding merger charges of $0.06 per share (see page 2 for add’l details)

•	Earnings driven by strong brokerage revenues, lower credit costs and merger cost saves, offset by seasonally higher non-interest expenses and lower deposit-related fees

Positive trends in banking unit

•	Quarterly FTE net interest income increased 3.3% linked-quarter, annualized, to $701.1 million in spite of two fewer days; net interest margin increased 8 bps. to 3.84%

•	Community banking loan growth of 5%, linked-quarter average, annualized, driven by commercial real estate and home equity lines of credit

•	Community banking deposit growth of 6%, linked-quarter average, annualized, primarily attributable to increased interest-free deposits and retail CD’s, offset by a decline in money-market deposits

Record quarterly revenue and profits at Morgan Keegan

•	Profit of $26.2 million, an increase of 10%, compared to fourth quarter 2004’s profit of $23.8 million

•	Revenues of $204.3 million compared to $203.7 million in the fourth quarter

•	Strong investment banking and trust performance

Mortgage strategy advances

•	Sale of conforming wholesale mortgage business expected to close in second quarter

•	Decline in conforming origination volume to $2.1 billion in 1Q05 compared to $2.4 billion in 4Q04

•	Steady non-conforming origination volume at $1.7 billion in 4Q04 and 1Q05

Low net charge-offs and increased non-performing assets

•	Quarterly net charge-offs of $24.7 million or 17 bps. of average loans, annualized

•	Non-performing assets increased to $487.1 million or 0.84% of loans and other real estate at March 31, 2005, compared to $452.3 million and 0.79% at December 31, 2004

•	Increase in non-performing assets due to transfer of one large credit to non-accrual status

Cost saves of approximately $23 million realized this quarter

•	Primarily related to FTE reductions and renegotiated contracts

•	On track for cumulative $130-$150 million of cost saves by end of 2005

•	Plan to spend $50-$60 million of cost saves on investments in people, branches, and technology in 2005

Merger integration remains on plan

•	Signage change and re-branding initiative completed successfully in non-overlap areas

•	Branch conversion “dress rehearsals” completed successfully

•	First round of bank branch conversions scheduled to begin April 22

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2005 EARNINGS RELEASE

Significant Items Affecting Earnings
Reconciliation to GAAP Financial Measures

The table below presents computations of earnings excluding certain significant items affecting financial results. These significant items are included in financial results presented in accordance with generally accepted accounting principles (GAAP). We believe the exclusion of the significant items in expressing earnings provides a meaningful base for period-to-period comparisons. See the table below for computations of earnings excluding significant items and corresponding reconciliation to GAAP financial measures for the periods presented.

Significant Items Affecting Regions Financial Corporation Earnings
($ in millions, except diluted per share amounts)

	Pre-tax	After-tax	Diluted EPS

First Quarter 2005:
GAAP EARNINGS-COMMON SHAREHOLDERS	$347.5	$241.6	$0.51
Significant items impact:(1)
Merger and other charges	(38.9)	(26.8)	(0.06)
Loss on sale of securities	(34.0)	(23.6)	(0.05)
Mortgage servicing rights recapture	35.0	24.3	0.05

Net impact	(37.9)	(26.1)	(0.06)

Earnings excluding significant items	$385.4	$267.7	$0.57

Fourth Quarter 2004:
GAAP EARNINGS-COMMON SHAREHOLDERS	$343.0	$236.5	$0.50
Significant items impact:(1)
Merger and other charges	(35.0)	(26.0)	(0.06)

Net impact	(35.0)	(26.0)	(0.06)

Earnings excluding significant items	$378.0	$262.5	$0.56

Third Quarter 2004:
GAAP EARNINGS-COMMON SHAREHOLDERS	$365.7	$255.5	$0.55
Significant items impact:(1)
Merger and other charges	(12.4)	(8.7)	(0.02)
Gain on sale of securities	49.9	35.0	0.07
Mortgage servicing rights impairment	(50.0)	(35.1)	(0.07)
Effect of EITF 03-6 adoption (3)	—	(1.3)	—

Net impact	(12.5)	(10.1)	(0.02)

Earnings excluding significant items	$378.2	$265.6	$0.57

Second Quarter 2004 (2):
GAAP EARNINGS-COMMON SHAREHOLDERS	$228.5	$159.3	$0.58
Significant items impact:(1)
Merger and other charges	(8.2)	(5.8)	(0.02)
Losses on early retirement of FHLB advances	(39.6)	(28.1)	(0.10)
Mortgage servicing rights recapture	40.0	28.4	0.10
Effect of EITF 03-6 adoption (3)	—	(2.7)	(0.01)

Net impact	(7.8)	(8.2)	(0.03)

Earnings excluding significant items	$236.3	$167.5	$0.61

First Quarter 2004 (2):
GAAP EARNINGS-COMMON SHAREHOLDERS	$238.4	$166.6	$0.60
Significant items impact:(1)
Gain on sale of securities	12.8	9.1	0.03
Mortgage servicing rights impairment	(12.0)	(8.5)	(0.03)
Effect of EITF 03-6 adoption (3)	—	(2.0)	(0.01)

Net impact	0.8	(1.4)	(0.01)

Earnings excluding significant items	$237.6	$168.0	$0.61

(1)	Positive/(negative) impact on GAAP earnings.

(2)	Results prior to third quarter 2004 are for legacy Regions, as the merger (accounted for as a purchase transaction) with Union Planters was not effective until July 1, 2004. However, prior period per share amounts have been restated to reflect the exchange of Regions shares in connection with the merger. Each Regions shareholder received 1.2346 shares for each 1.0 share held on July 1, 2004.

(3)	Effective second quarter 2004 and retroactively applied, EITF 03-6, “Participating Securities and the Two-Class Method under FASB Statement No. 128, Earnings per Share,” requires a portion of earnings to be allocated to participating securities using the two-class method described in FAS 128. Regions repurchased 4.0 million shares through an accelerated stock repurchase agreement entered into March 9, 2004 which included a forward agreement, considered a participating security. First and second quarter 2004 earnings were reduced by $0.01 per basic and diluted share each quarter as a result of the application of this EITF. As the position was closed out during the third quarter, basic and diluted EPS for the third quarter were reduced by less than $0.01 per share.

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2005 EARNINGS RELEASE

Regions Financial Corporation and Subsidiaries
Consolidated Statements of Condition
(Unaudited)

($ amounts in thousands)	3/31/05	12/31/04	9/30/04	6/30/04 (2)	3/31/04 (2)

Assets:
Cash and due from banks	$1,978,199	$1,853,399	$1,720,573	$1,254,432	$970,762
Interest-bearing deposits in other banks	126,678	115,018	135,291	35,802	102,408
Securities held to maturity	31,893	31,152	30,700	31,639	31,990
Securities available for sale	12,182,651	12,585,437	12,136,226	8,717,580	8,473,044
Trading account assets	953,364	928,676	1,184,308	754,213	790,864
Loans held for sale	1,976,967	1,783,331	1,823,037	1,231,132	1,436,812
Federal funds sold and securities purchased under agreement to resell	521,093	717,563	571,833	810,581	594,064
Margin receivables	551,075	477,813	516,914	549,673	547,955
Loans	58,169,485	57,735,564	57,317,386	33,863,816	33,000,869
Unearned income	(204,982)	(208,610)	(220,806)	(227,032)	(231,119)

Loans, net of unearned income	57,964,503	57,526,954	57,096,580	33,636,784	32,769,750
Allowance for loan losses	(760,032)	(754,721)	(756,750)	(452,677)	(455,566)

Net Loans	57,204,471	56,772,233	56,339,830	33,184,107	32,314,184
Premises and equipment	1,108,469	1,089,094	1,096,497	639,822	631,186
Interest receivable	337,383	345,563	322,734	182,636	182,116
Due from customers on acceptances	41,313	31,982	29,441	9,604	35,058
Excess purchase price	4,997,232	4,992,563	4,993,506	1,101,425	1,089,308
Mortgage servicing rights	425,180	396,553	400,950	156,774	113,099
Other identifiable intangible assets	344,447	356,880	369,739	16,002	5,363
Other assets	1,503,217	1,629,181	2,405,464	1,081,371	1,458,730

	$84,283,632	$84,106,438	$84,077,043	$49,756,793	$48,776,943

Liabilities and Stockholders’ Equity:
Deposits
Non-interest-bearing	$11,655,721	$11,424,137	$11,322,011	$5,953,180	$5,918,325
Interest-bearing	47,931,950	47,242,886	45,267,246	28,483,781	25,507,248

Total Deposits	59,587,671	58,667,023	56,589,257	34,436,961	31,425,573
Borrowed funds:
Short-term borrowings:
Federal funds purchased and securities sold under agreement to repurchase	4,212,431	4,679,926	4,885,534	3,702,172	4,447,518
Other short-term borrowings	1,240,292	1,315,685	2,006,579	1,110,863	1,441,916

Total Short-term Borrowings	5,452,723	5,995,611	6,892,113	4,813,035	5,889,434
Long-term borrowings	7,153,910	7,239,585	7,488,240	4,580,054	5,768,131

Total Borrowed Funds	12,606,633	13,235,196	14,380,353	9,393,089	11,657,565
Bank acceptances outstanding	41,313	31,982	29,441	9,604	35,058
Other liabilities	1,402,872	1,422,780	2,402,702	1,542,543	1,232,289

Total Liabilities	73,638,489	73,356,981	73,401,753	45,382,197	44,350,485

Stockholders’ equity:
Common stock	4,686	4,671	4,638	2,716 (1)	140,177
Surplus	7,178,669	7,126,408	7,034,904	970,024 (1)	1,000,479
Undivided profits	3,746,113	3,662,971	3,581,794	3,479,106	3,407,590
Treasury stock	(176,252)	(29,395)	—	—	(206,825)
Unearned restricted stock	(60,849)	(65,451)	(33,559)	(36,904)	(15,075)
Accumulated other comprehensive (loss) income	(47,224)	50,253	87,513	(40,346)	100,112

Total Stockholders’ Equity	10,645,143	10,749,457	10,675,290	4,374,596	4,426,458

	$84,283,632	$84,106,438	$84,077,043	$49,756,793	$48,776,943

(1)	June 30, 2004, Common Stock and Surplus has been restated to post-merger terms, giving effect to the change in par value from $0.625 per share to $0.01 per share and exchange of 1.2346 shares for each 1 share of old Regions shares in connection with the July 1, 2004 merger with Union Planters

(2)	Regions Financial Corporation and Union Planters Corporation merged effective July 1, 2004. The merger was accounted for as a purchase of Union Planters by Regions. As a result, periods ending prior to July 1, 2004, reflect legacy Regions Financial data on a stand-alone basis.

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2005 EARNINGS RELEASE

Regions Financial Corporation and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	Quarter Ended
($ amounts in thousands, except per share amounts)	3/31/05	12/31/04	9/30/04	6/30/04 (2)	3/31/04 (2)

Interest Income:
Interest and fees on loans	$810,834	$773,574	$720,485	$413,613	$411,012
Interest on securities:
Taxable interest income	122,752	123,465	141,864	82,123	86,557
Tax-exempt interest income	7,016	7,154	7,215	5,289	5,661

Total Interest on Securities	129,768	130,619	149,079	87,412	92,218
Interest on loans held for sale	31,180	33,235	39,788	25,044	19,971
Interest on margin receivables	6,142	5,615	4,993	4,434	4,192
Income on federal funds sold and securities purchased under agreement to resell	3,053	2,652	2,223	1,448	1,378
Interest on time deposits in other banks	435	442	315	18	22
Interest on trading account assets	10,564	10,309	8,794	5,911	6,889

Total Interest Income	991,976	956,446	925,677	537,880	535,682

Interest Expense:
Interest on deposits	199,892	173,734	152,841	85,998	84,054
Interest on short-term borrowings	38,978	37,070	33,122	18,157	19,651
Interest on long-term borrowings	72,535	68,371	63,811	52,862	52,980

Total Interest Expense	311,405	279,175	249,774	157,017	156,685

Net Interest Income	680,571	677,271	675,903	380,863	378,997

Provision for loan losses	30,000	45,000	43,500	25,000	15,000

Net Interest Income After Provision for Loan Losses	650,571	632,271	632,403	355,863	363,997

Non-Interest Income:
Brokerage and investment banking	144,490	145,926	122,285	128,886	138,203
Trust department income	31,990	29,824	30,386	21,668	20,691
Service charges on deposit accounts	123,818	133,381	139,286	73,607	71,868
Mortgage servicing and origination fees	39,312	41,227	46,166	19,868	21,584
Securities (losses) gains, net	(33,966)	197	49,937	149	12,803
Other	113,158	108,706	118,180	86,695	92,831

Total Non-Interest Income	418,802	459,261	506,240	330,873	357,980

Non-Interest Expense:
Salaries and employee benefits	437,658	431,953	422,858	283,361	286,903
Net occupancy expense	54,284	53,794	52,481	25,985	27,800
Furniture and equipment expense	32,209	32,427	32,079	19,341	18,130
(Recapture) impairment of MSR’s	(35,000)	—	50,000	(40,000)	12,000
Other	232,687	230,385	215,490	169,556	138,763

Total Non-Interest Expense	721,838	748,559	772,908	458,243	483,596

Income Before Income Taxes	347,535	342,973	365,735	228,493	238,381
Applicable income taxes	105,894	106,513	108,989	66,469	69,846

Net Income	$241,641	$236,460	$256,746	$162,024	$168,535

Net income available to common shareholders	$241,641	$236,460	$255,450	$159,263	$166,572

Average shares outstanding— during quarter (1)	465,122	465,629	462,606	271,024	273,270
Average shares outstanding—during quarter, diluted (1)	470,759	472,833	468,125	274,564	277,278
Actual shares outstanding— end of quarter (1)	463,229	466,241	463,766	271,573	270,055
Net income per share (1)	$0.52	$0.51	$0.55	$0.59	$0.61
Net income per share, diluted (1)	$0.51	$0.50	$0.55	$0.58	$0.60
Dividends per share (1)	$0.34	$0.33	$0.33	$0.33	$0.33

Taxable equivalent net interest income	$701,106	$695,345	$694,217	$397,089	$395,411

(1)	Share and per share amounts for all periods presented prior to 9/30/04 have been restated to reflect the exchange of Regions shares in connection with the merger with Union Planters Corporation, which was effective July 1, 2004. Each Regions shareholder received 1.2346 shares for each 1.0 share held on July 1, 2004.

(2)	Regions Financial Corporation and Union Planters Corporation merged effective July 1, 2004. The merger was accounted for as a purchase of Union Planters by Regions. As a result, periods ending prior to July 1, 2004, reflect legacy Regions Financial data on a stand-alone basis.

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2005 EARNINGS RELEASE

Regions Financial Corporation and Subsidiaries
Consolidated Average Daily Balances and Yield/Rate Analysis

	Quarter Ended
	3/31/05		12/31/04		9/30/04		6/30/04 (1)		3/31/04 (1)
	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/
($ amounts in thousands; yields on taxable equivalent basis)	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate

Assets
Earning assets:
Taxable securities	$12,016,895	4.16%	$11,876,840	4.15%	$13,222,217	4.28%	$8,349,129	3.98%	$8,627,819	4.06%
Non-taxable securities	540,641	7.98%	581,273	7.62%	555,324	8.03%	424,592	7.86%	435,978	8.30%
Federal funds sold	548,461	2.26%	622,933	1.69%	674,308	1.31%	615,139	0.95%	614,627	0.90%
Margin receivables	505,230	4.93%	517,938	4.31%	526,960	3.77%	543,090	3.28%	513,922	3.28%
Loans, net of unearned income	57,511,994	5.83%	56,947,205	5.50%	56,126,009	5.20%	32,993,733	5.19%	32,342,081	5.27%
Interest-bearing deposits in other banks	81,536	2.16%	108,281	1.62%	84,807	1.48%	5,158	1.40%	7,568	1.17%
Loans held for sale	1,925,783	6.57%	2,038,951	6.48%	2,321,736	6.82%	1,712,772	5.88%	1,325,000	6.06%
Trading account assets	826,916	5.58%	933,660	4.57%	996,587	3.71%	634,804	3.93%	815,160	3.50%

Total earning assets	73,957,456	5.55%	73,627,081	5.27%	74,507,948	5.04%	45,278,417	4.92%	44,682,155	4.97%
Allowance for loan losses	(757,828)		(757,444)		(757,611)		(457,915)		(458,515)
Cash and due from banks	1,838,336		1,750,666		1,664,229		992,416		945,080
Other non-earning assets	9,279,360		9,407,608		9,233,952		3,657,906		3,652,006

	$84,317,324		$84,027,911		$84,648,518		$49,470,824		$48,820,726

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings accounts	$2,902,368	0.23%	$2,884,369	0.21%	$2,926,811	0.22%	$1,450,083	0.22%	$1,426,803	0.22%
Interest-bearing transaction accounts	3,133,340	1.62%	3,156,103	1.32%	3,151,962	1.09%	2,771,453	0.87%	2,642,203	0.84%
Money market accounts	19,271,295	0.97%	19,614,293	0.80%	19,507,954	0.68%	10,622,534	0.63%	10,578,972	0.61%
Certificates of deposit of $100,000 or more	7,494,832	2.61%	6,563,886	2.39%	5,824,425	2.14%	3,849,005	1.90%	3,544,559	1.94%
Other interest-bearing accounts	14,121,224	2.63%	13,575,061	2.43%	14,005,713	2.21%	8,705,335	2.05%	8,429,297	2.13%
Federal funds purchased	4,917,613	2.29%	5,620,983	1.84%	6,623,019	1.33%	3,510,082	1.10%	3,546,344	0.98%
Commercial paper	—	—	—	—	—	—	—	—	1,088	3.70%
Other short-term borrowings	1,290,378	3.53%	1,422,514	3.09%	1,601,968	2.74%	1,185,923	2.90%	1,438,891	3.08%
Long-term borrowings	7,227,969	4.07%	7,331,189	3.71%	7,297,349	3.48%	5,719,057	3.72%	5,711,703	3.73%

Total interest-bearing liabilities	60,359,019	2.09%	60,168,398	1.85%	60,939,201	1.63%	37,813,472	1.67%	37,319,860	1.69%
Non-interest bearing deposits	11,465,076		11,588,505		11,263,949		6,003,804		5,709,946
Other liabilities	1,777,229		1,590,382		1,839,944		1,291,955		1,313,753
Stockholders’ equity	10,716,000		10,680,626		10,605,424		4,361,593		4,477,167

	$84,317,324		$84,027,911		$84,648,518		$49,470,824		$48,820,726

Net yield on interest earning assets		3.84%		3.76%		3.71%		3.53%		3.56%

(1)	Regions Financial Corporation and Union Planters Corporation merged effective July 1, 2004. The merger was accounted for as a purchase of Union Planters by Regions. As a result, periods ending prior to July 1, 2004, reflect legacy Regions Financial data on a stand-alone basis.

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2005 EARNINGS RELEASE

Regions Financial Corporation and Subsidiaries
Selected Ratios

	Quarter Ended
	3/31/05	12/31/04	9/30/04	6/30/04 (2)	3/31/04 (2)

Return on average assets*	1.16%	1.12%	1.21%	1.32%	1.39%

Return on tangible equity*	18.00%	17.61%	19.04%	20.02%	20.02%

Return on average equity*	9.15%	8.81%	9.63%	14.94%	15.14%

Stockholders’ equity per share (1)	$22.98	$23.06	$23.02	$16.11	$16.39

Stockholders’ equity to total assets	12.63%	12.78%	12.70%	8.79%	9.07%

Tangible stockholders’ equity to tangible assets	6.72%	6.86%	6.75%	6.70%	6.99%

Allowance for loan losses as a percentage of loans, net of unearned income	1.31%	1.31%	1.33%	1.35%	1.39%

Loans, net of unearned income, to total deposits	97.28%	98.06%	100.90%	97.68%	104.28%

Net charge-offs as a percentage of average loans*	0.17%	0.33%	0.30%	0.34%	0.17%

Total non-performing assets (excluding loans 90 days past due) as a percentage of loans and other real estate	0.84%	0.79%	0.81%	0.67%	0.75%

Total non-performing assets (including loans 90 days past due) as a percentage of loans and other real estate	0.95%	0.92%	0.91%	0.78%	0.86%

*Annualized

(1)	Per share information has been restated to post-merger terms, giving effect to the 1.2346 for 1.0 exchange ratio that was applied to Regions shares in connection with the July 1, 2004 merger with Union Planters.

(2)	Regions Financial Corporation and Union Planters Corporation merged effective July 1, 2004. The merger was accounted for as a purchase of Union Planters by Regions. As a result, periods ending prior to July 1, 2004, reflect legacy Regions Financial data on a stand-alone basis.

Regions Financial Corporation and Subsidiaries
Allowance for Loan Losses

	Three Months Ended
($ amounts in thousands)	March 31

	2005	2004

Balance at beginning of year	$754,721	$454,057

Net loans charged off:
Commercial	9,225	8,350
Real estate	9,941	1,658
Installment	5,523	3,483

Total	24,689	13,491
Provision charged to expense	30,000	15,000

Balance at end of period	$760,032	$455,566

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2005 EARNINGS RELEASE

Loans

Loan Portfolio — Period End Data

						3/31/2005		3/31/2005
($ amounts in thousands)	3/31/05	12/31/04	9/30/04	6/30/04	3/31/04	vs. 12/31/04*		vs. 3/31/04

Commercial	15,580,577	$15,592,887	$16,136,185	$10,034,086	$10,215,384	$(12,310)	-0.3%	$5,365,193	52.5%
Residential Mortgages	11,478,974	11,518,716	11,300,286	8,199,935	8,267,924	(39,742)	-1.4%	3,211,050	38.8%
Other Real Estate Loans	14,555,851	14,385,317	13,930,971	6,738,835	6,240,204	170,534	4.7%	8,315,647	133.3%
Construction	6,895,472	6,529,751	6,365,291	3,647,943	3,601,942	365,721	22.4%	3,293,530	91.4%
Branch Installment	1,732,933	1,781,368	1,860,289	1,256,961	1,293,711	(48,435)	-10.9%	439,222	34.0%
Indirect Installment	1,507,689	1,597,641	1,698,165	808,130	368,595	(89,952)	-22.5%	1,139,094	309.0%
Consumer Lines of Credit	5,370,837	5,229,256	4,920,633	2,241,820	2,072,063	141,581	10.8%	3,298,774	159.2%
Student Loans	842,170	892,018	884,760	709,074	709,927	(49,848)	-22.4%	132,243	18.6%

	$57,964,503	$57,526,954	$57,096,580	$33,636,784	$32,769,750	$437,549	3.0%	$25,194,753	76.9%

Loans Held for Sale (HFS):
Mortgage Loans HFS	$1,943,838	$1,605,433	$1,587,075	$1,231,132	$1,030,704	$338,405	84.3%	$913,134	88.6%
Other Loans HFS	33,129	177,898	235,962	—	406,108	(144,769)	-325.5%	(372,979)	-91.8%

Total Loans HFS	$1,976,967	$1,783,331	$1,823,037	$1,231,132	$1,436,812	$193,636	43.4%	$540,155	37.6%

Loan Portfolio — Average Balances

						1Q05		1Q05
($ amounts in thousands)	1Q05	4Q04	3Q04	2Q04	1Q04	vs. 4Q04*		vs. 1Q04

Commercial	15,384,652	$15,562,577	$15,927,841	$10,169,811	$10,055,926	$(177,925)	-4.6%	$5,328,726	53.0%
Residential Mortgages	11,497,606	11,375,564	11,120,060	8,151,118	8,289,986	122,042	4.3%	3,207,620	38.7%
Other Real Estate Loans	14,472,747	14,141,742	13,740,593	6,406,718	6,046,504	331,005	9.4%	8,426,243	139.4%
Construction	6,685,343	6,466,120	6,148,828	3,681,832	3,563,666	219,223	13.6%	3,121,677	87.6%
Branch Installment	1,749,354	1,828,148	1,867,362	1,254,532	1,312,239	(78,794)	-17.2%	437,115	33.3%
Indirect Installment	1,543,965	1,616,454	1,691,378	450,481	364,603	(72,489)	-17.9%	1,179,362	323.5%
Consumer Lines of Credit	5,293,428	5,076,513	4,763,459	2,174,258	2,001,274	216,915	17.1%	3,292,154	164.5%
Student Loans	884,899	880,087	866,488	704,983	707,883	4,812	2.2%	177,016	25.0%

	$57,511,994	$56,947,205	$56,126,009	$32,993,733	$32,342,081	$564,789	4.0%	$25,169,913	77.8%

Loans Held for Sale (HFS):
Mortgage Loans HFS	$1,821,696	$1,829,605	$2,026,447	$1,352,118	$1,010,131	$(7,909)	-1.7%	$811,565	80.3%
Other Loans HFS	104,087	209,346	295,289	360,654	314,869	(105,259)	-201.1%	(210,782)	-66.9%

Total Loans HFS	$1,925,783	$2,038,951	$2,321,736	$1,712,772	$1,325,000	$(113,168)	-22.2%	$600,783	45.3%

Average Community Banking and Wholesale Loans

						1Q05		1Q05
($ amounts in thousands)	1Q05	4Q04	3Q04	2Q04	1Q04	vs. 4Q04*		vs. 1Q04

Community Bank Loans (1)	$48,322,127	$47,721,703	$46,750,704	$26,623,941	$26,063,955	$600,424	5.0%	$22,258,172	85.4%
Wholesale Loans (1)	9,189,867	9,225,502	9,375,305	6,369,792	6,278,126	(35,635)	-1.5%	2,911,741	46.4%

	$57,511,994	$56,947,205	$56,126,009	$32,993,733	$32,342,081	$564,789	4.0%	$25,169,913	77.8%

(1)	Presentation of prior periods has been changed to reflect adjustments to the current period presentation.

* Linked quarter percentage changes are presented on an annualized basis.

•	Average community banking loans increased 5% linked-quarter, annualized due to continued growth in commercial real estate and consumer lines of credit.

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2005 EARNINGS RELEASE

Deposits

Deposit Portfolio — Period End Data

						3/31/2005		3/31/2005
($ amounts in thousands)	3/31/05	12/31/04	9/30/04	6/30/04	3/31/04	vs. 12/31/04*		vs. 3/31/04

Interest-Free Deposits	$11,655,721	$11,424,137	$11,322,011	$5,953,180	$5,918,325	$231,584	8.1%	$5,737,396	96.9%
Interest-Bearing Checking	3,180,102	3,234,985	3,219,056	2,844,286	2,791,766	(54,883)	-6.8%	388,336	13.9%
Savings	2,954,362	2,867,669	2,873,369	1,442,133	1,473,000	86,693	12.1%	1,481,362	100.6%
Money Market	19,062,821	19,537,942	19,211,554	10,691,155	10,607,497	(475,121)	-9.7%	8,455,324	79.7%

Total Low-Cost Deposits	36,853,006	37,064,733	36,625,990	20,930,754	20,790,588	(211,727)	-2.3%	16,062,418	77.3%
CD’s < $100K	9,861,939	9,444,820	9,135,136	4,743,932	4,827,603	417,119	17.7%	5,034,336	104.3%
CD’s > $100K	7,807,505	7,128,790	6,012,449	4,318,518	3,455,851	678,715	38.1%	4,351,654	125.9%
Other Time Deposits	5,065,221	5,028,680	4,815,682	4,443,757	2,351,531	36,541	2.9%	2,713,690	115.4%

	$59,587,671	$58,667,023	$56,589,257	$34,436,961	$31,425,573	$920,648	6.3%	$28,162,098	89.6%

Average Community Banking and Wholesale Deposits

						1Q05		1Q05
($ amounts in thousands)	1Q05	4Q04	3Q04	2Q04	1Q04	vs. 4Q04*		vs. 1Q04

Community Bank Deposits	$49,683,350	$48,977,996	$48,217,161	$27,414,895	$27,284,201	$705,354	5.8%	$22,399,149	82.1%
Wholesale Deposits	8,704,785	8,404,221	8,463,653	5,987,319	5,047,579	300,564	14.3%	3,657,206	72.5%

	$58,388,135	$57,382,217	$56,680,814	$33,402,214	$32,331,780	$1,005,918	7.0%	$26,056,355	80.6%

*	Linked quarter percentage changes are presented on an annualized basis.

•	Drivers of deposit growth were interest-free demand deposits and both retail and wholesale certificates of deposit, offset partially by a decline in money market deposits.

•	Average wholesale banking deposits increased 14%, linked-quarter, annualized primarily due to the attractiveness of these deposits as a source of funding during the quarter, relative to other funding sources.

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2005 EARNINGS RELEASE

Operating Performance

Revenue

						1Q05		1Q05
($ amounts in thousands)	1Q05	4Q04	3Q04	2Q04	1Q04	vs. 4Q04*		vs. 1Q04

Net Interest Income (TE basis)	$701,106	$695,345	$694,217	$397,089	$395,411	$5,761	3.3%	$305,695	77.3%
Non-Interest Income (excl. sec. gains/ losses)	452,768	459,064	456,303	330,724	345,177	(6,296)	-5.5%	107,591	31.2%

Total Revenue (TE basis)	$1,153,874	$1,154,409	$1,150,520	$727,813	$740,588	$(535)	-0.2%	$413,286	55.8%

Fee Income as a % of Total Revenue	39.2%	39.8%	39.7%	45.4%	46.6%

(1)	Certain amounts in prior periods have been adjusted to reflect current period presentation.

* Linked quarter percentage changes are presented on an annualized basis.

•	The net interest margin increased from 3.76% in 4Q04 to 3.84% in 1Q05 primarily due to an increase in loan yields, partially offset by a lesser increase in deposit rates.

•	Regions is positioned slightly asset-sensitive at March 31, 2005, and expects to remain slightly asset sensitive for the near term.

•	The decline in non-interest income is primarily attributable to a decline in mortgage banking revenues, and weaker than normal service charge fees. (See next page for additional detail.)

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2005 EARNINGS RELEASE

Non-Interest Income and Expense

Non-interest Income and Expense

Non-interest Income
						1Q05		1Q05
($ amounts in thousands)	1Q05	4Q04	3Q04	2Q04	1Q04	vs. 4Q04*		vs. 1Q04

Brokerage and investment banking	$144,490	$145,926	$122,285	$128,886	$138,203	$(1,436)	-3.9%	$6,287	4.5%
Trust department income	31,990	29,824	30,386	21,668	20,691	2,166	29.1%	11,299	54.6%
Service charges on deposit accounts	123,818	133,381	139,286	73,607	71,868	(9,563)	-28.7%	51,950	72.3%
Mortgage servicing & origination fees	39,312	41,227	46,166	19,868	21,584	(1,915)	-18.6%	17,728	82.1%
Securities (losses) gains, net	(33,966)	197	49,937	149	12,803	(34,163)	NM	(46,769)	NM
Insurance premiums & commissions	22,006	19,807	21,393	21,645	23,155	2,199	44.4%	(1,149)	-5.0%
Gain on sale of mortgage loans	21,801	24,927	32,309	35,908	35,639	(3,126)	-50.2%	(13,838)	-38.8%
Derivative income	3,983	2,585	2,464	1,799	964	1,398	216.3%	3,019	313.2%
SOI and Capital Factors	13,371	22,683	21,908	—	—	(9,312)	-164.2%	13,371	N/A
Other	51,997	38,704	40,106	27,343	33,073	13,293	137.4%	18,924	57.2%

Total non-interest income	$418,802	$459,261	$506,240	$330,873	$357,980	$(40,459)	-35.2%	$60,822	17.0%

Non-interest Expense
						1Q05		1Q05
($ amounts in thousands)	1Q05	4Q04	3Q04	2Q04	1Q04	vs. 4Q04*		vs. 1Q04

Salaries and employee benefits**	$425,290	$420,328	$418,258	$282,369	$286,903	$4,962	4.7%	$138,387	48.2%
Net occupancy expense**	53,918	52,070	52,281	25,985	27,800	1,848	14.2%	26,118	93.9%
Furniture and equipment expense**	31,890	32,427	32,079	19,333	18,130	(537)	-6.6%	13,760	75.9%
Amortization of core deposit intangible	12,126	12,552	12,974	421	420	(426)	-13.6%	11,706	NM
Amortization of MSR’s	21,379	24,657	21,239	7,664	9,257	(3,278)	-53.2%	12,122	130.9%
(Recapture) impairment of MSR’s	(35,000)	—	50,000	(40,000)	12,000	(35,000)	100.0%	(47,000)	NM
Loss on early extinguishment of debt	—	—	—	39,620	—	—	—	—	—
Merger-related and other charges	38,894	35,005	12,369	8,173	321	3,889	44.4%	38,573	NM
Other**	173,341	171,520	173,708	114,678	128,765	1,821	4.2%	44,576	34.6%

Total non-interest expense	$721,838	$748,559	$772,908	$458,243	$483,596	$(26,721)	-14.3%	$238,242	49.3%

*	Linked quarter percentage changes are presented on an annualized basis.

**	Net of merger and other charges in 2Q04, 3Q04, 4Q04 and/or 1Q05.

•	Trust department income increased $2.2 million, or 29.1%, linked-quarter, annualized, compared to 4Q04 due to an increase in the value of trust assets as of the beginning of the quarter and a seasonal increase in the annual billing cycle.

•	Service charges on deposit accounts declined $9.6 million linked-quarter primarily as a result of continued weakness in NSF/OD charges in addition to the effects of offering a free checking product and lower commercial deposit balances.

•	$1.4 billion of bonds were sold at a loss of $34.0 million in conjunction with $35.0 million of mortgage servicing rights recapture.

•	Insurance revenues increased $2.2 million due to seasonally higher commissions and a focus on the transactional business group, which works with banking customers.

•	SOI’s net revenues declined approximately $7.5 million due to the seasonal effect of payroll taxes on SOI’s net revenues.

•	Other non-interest income increased $13.3 million linked quarter as a result of several smaller increases in areas such as international and low income housing in addition to other miscellaneous areas.

•	Total cost saves of $23 million were recognized in 1Q 2005. This represents an incremental $9 million compared to fourth quarter’s $24 million, less the $10 million piece that was a one-time benefit.

•	Non-interest expense, excluding merger-related charges and recapture of MSR’s, of $718 million increased approximately $4 million on a comparable linked-quarter basis primarily due to an increase in payroll taxes and a subsidiary dividend payment, partially offset by declining MSR amortization and cost saves.

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FIRST QUARTER 2005 EARNINGS RELEASE

Morgan Keegan

Morgan Keegan

Summary Income Statement
						1Q05		1Q05
($ amounts in thousands)	1Q05	4Q04	3Q04	2Q04	1Q04	vs. 12/31/04*		vs. 1Q04

Revenues:
Commissions	$49,650	$49,305	$47,079	$38,751	$43,965	$345	2.8%	$5,685	12.9%
Principal transactions	38,277	42,524	40,169	48,583	53,838	(4,247)	-39.9%	(15,561)	-28.9%
Investment banking	36,905	34,877	19,529	24,944	24,545	2,028	23.3%	12,360	50.4%
Interest	17,833	17,669	14,334	11,470	12,636	164	3.7%	5,197	41.1%
Trust fees and services	25,856	24,734	26,402	18,245	17,591	1,122	18.1%	8,265	47.0%
Investment advisory	26,520	25,992	22,832	20,530	18,683	528	8.1%	7,837	41.9%
Other	9,249	8,613	6,855	7,291	5,212	636	29.5%	4,037	77.5%

Total revenues	204,290	203,714	177,200	169,814	176,470	576	1.1%	27,820	15.8%

Expenses:
Interest expense	9,168	9,233	6,954	5,303	7,397	(65)	-2.8%	1,771	23.9%
Non-interest expense	153,218	156,029	139,274	133,502	135,614	(2,811)	-7.2%	17,604	13.0%

Total expenses	162,386	165,262	146,228	138,805	143,011	(2,876)	-7.0%	19,375	13.5%

Income before income taxes	41,904	38,452	30,972	31,009	33,459	3,452	35.9%	8,445	25.2%
Income taxes	15,672	14,637	11,499	11,580	12,540	1,035	28.3%	3,132	25.0%

Net income	$26,232	$23,815	$19,473	$19,429	$20,919	$2,417	40.6%	$5,313	25.4%

Breakout of Revenue by Division

		Fixed-
		income	Equity	Regions
	Private	Capital	Capital	MK	Investment	Interest
($ amounts in thousands)	Client	Markets	Markets	Trust	Advisory	& Other

Three months ended March 31, 2005:
$ amount of revenue	$63,174	$40,285	$26,416	$25,856	$28,352	$20,207
% of gross revenue	30.9%	19.7%	12.9%	12.7%	13.9%	9.9%

Three months ended December 31, 2004:
$ amount of revenue	$65,822	$45,222	$20,727	$24,734	$27,458	$19,751
% of gross revenue	32.3%	22.2%	10.2%	12.1%	13.5%	9.7%

Three months ended March 31, 2004:
$ amount of revenue	$60,064	$50,464	$15,520	$17,590	$19,792	$13,040
% of gross revenue	34.0%	28.6%	8.8%	10.0%	11.2%	7.4%

*	Linked quarter percentage changes are presented on an annualized basis.

•	Principal transactions revenues declined $4.2 million primarily due to a decline in fixed income trading activity.

•	Both fixed income and equity investment banking activity was strong in the quarter, leading to a $2.0 million increase in investment banking revenues.

•	Non-interest expenses declined $2.8 million primarily as a result of declining commission expense and cost saves.

•	Private client revenues declined $2.6 million linked-quarter as first quarter trading activity is seasonally slower than fourth quarter.

•	Fixed income capital markets revenues declined $4.9 million linked-quarter due to seasonal factors and a generally slower fixed-income trading environment.

•	Equity capital markets revenues increased $5.7 million linked-quarter primarily due to increased investment banking activity.

•	21,100 new accounts were opened in the first quarter compared to 17,300 in the fourth quarter of 2004.

•	Total customer assets were $48.9 billion at March 31, 2005, compared to $48.5 billion at December 31, 2004.

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FIRST QUARTER 2005 EARNINGS RELEASE

Mortgage Operations

Mortgage Operations

						1Q05		1Q05
	1Q05	4Q04	3Q04	2Q04	1Q04	vs. 4Q04*		vs. 1Q04

Single family mortgage production (millions):
Regions Mortgage	$2,086	$2,353	$2,456	$952	$731	$(267)	-45.4%	$1,355	185.4%
EquiFirst	1,692	1,676	1,344	1,476	985	16	3.8%	707	71.8%

Total	$3,778	$4,029	$3,800	$2,428	$1,716	$(251)	-24.9%	$2,062	120.2%

Gain(loss) on sale of mortgage loans (thous.):
Regions Mortgage	$(849)	$384	$4,125	$(946)	$330	$(1,233)	-1284.4%	$(1,179)	-357.3%
EquiFirst	22,650	24,543	28,184	36,854	35,309	(1,893)	-30.9%	(12,659)	-35.9%

Total	$21,801	$24,927	$32,309	$35,908	$35,639	$(3,126)	-50.2%	$(13,838)	-38.8%

Servicing portfolio	$39.5Billion	$39.4Billion	$39.3Billion	$15.8Billion	$15.9Billion
Capitalized mortgage servicing rights (net)	$425.2MM	$396.6MM	$401.0MM	$156.8MM	$113.1MM
MSR valuation allowance	$26.5MM	$61.5MM	$61.5MM	$11.5MM	$51.5MM
MSR capitalization rate - total portfolio	106 bps.	102 bps.	102 bps.	99 bps.	71 bps.
MSR capitalization rate - 3rd party servicing	138 bps.	127 bps.	131 bps.	138 bps.	98 bps.
New servicing capitalization rate	115 bps.	117 bps.	122 bps.	132 bps.	129 bps.

*	Linked quarter percentage changes are presented on an annualized basis.

•	Conforming mortgage production declined slightly to $2.1 billion in 1Q05 from $2.4 billion in 4Q04 in line with industry trends.

•	Non-conforming mortgage production was relatively flat linked-quarter at $1.7 billion.

•	EquiFirst’s gain on sale of mortgage loans declined, linked-quarter, primarily as a result of lower sales volume in the first quarter of 2005.

•	Regions Mortgage originates conforming mortgage loans and services loans originated in-house and by others.

•	EquiFirst originates non-conforming mortgage loans primarily through a broker network and sells them servicing-released, on a whole loan basis, at a premium.

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Credit Quality

Credit Quality
						YTD	YTD
($ in thousands)	1Q05	4Q04	3Q04	2Q04	1Q04	3/31/2005	3/31/2004

Allowance for loan losses	$760,032	$754,721	$756,750	$452,677	$455,566	$760,032	$455,566
Provision for loan losses	$30,000	$45,000	$43,500	$25,000	$15,000	$30,000	$15,000

Net loans charged off:
Commercial	$9,225	$28,744	$19,201	$21,472	$8,350	$9,225	$8,350
Real estate	9,941	6,560	12,716	3,846	1,658	$9,941	$1,658
Installment	5,523	11,725	10,654	2,571	3,483	$5,523	$3,483

Total	$24,689	$47,029	$42,571	$27,889	$13,491	$24,689	$13,491

Net loan charge-offs as a % of average loans, annualized
Commercial	0.24%	0.74%	0.50%	0.83%	0.33%	0.24%	0.33%
Real estate	0.12%	0.08%	0.17%	0.09%	0.04%	0.12%	0.04%
Installment	0.25%	0.48%	0.41%	0.18%	0.25%	0.25%	0.25%

Total	0.17%	0.33%	0.30%	0.34%	0.17%	0.17%	0.17%

Non-performing assets:
Non-accrual loans	$429,171	$388,379	$389,491	$187,685	$201,805
Renegotiated loans	257	279	284	—	391
Other real estate	57,624	63,598	72,424	37,652	45,356

Total	$487,052	$452,256	$462,199	$225,337	$247,552

Loans past due > 90 days	$62,074	$74,777	$61,545	$37,147	$34,091

•	Annualized charge-offs were a low 0.17% of average loans in 1Q05 compared to 0.33% of average loans in 4Q04.

•	Non-performing assets increased $35 million compared to 4Q04 primarily due to a single sizeable loan relationship being placed on non-accrual status. This large non-performing loan has an outstanding balance of approximately $60 million. In January 2005, Regions disclosed that the borrower had declared bankruptcy and that the credit was being evaluated pending anticipated first quarter developments, possibly resulting in non-performing asset status.

•	At March 31, 2005, non-performing assets totaled 0.84% of loans and other real estate compared to 0.79% at December 31, 2004.

•	Regions’ non-performing loan portfolio is composed primarily of small to medium-sized loans that are diversified geographically throughout its franchise.

•	Management considers the current level of the allowance for loan losses adequate to absorb probable losses from loans in the portfolio. Management’s determination of the adequacy of the allowance for loan losses requires the use of judgments and estimates that may change in the future. Unfavorable changes in the factors used by management to determine the adequacy of the reserve, or the availability of new information, could cause the allowance for loan losses to be increased or decreased in future periods.

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Additional financial and operational data

	1Q05		4Q04		3Q04		2Q04		1Q04

FTE employees	25,751		26,117		26,382		16,506		16,258
Authorized shares remaining under buyback program	14.7	MM	19.2	MM	20	MM	20	MM	7	MM
Full service offices	1,336		1,322		1,315		689		683
ATM’s	1,598		1,619		1,639		754		754
Morgan Keegan offices	251		244		232		148		147

•	Regions has Board of Directors authorization to repurchase up to 20 million shares of common stock.

•	During the first quarter, 4.5 million shares were repurchased.

Merger-related and other charges
(Pre-tax dollars in millions)

			Regions
			Income Statement	Excess Purchase
	Total	Union Planters	Effect	Price

First Quarter 2004	$12.2	$11.9	$0.3	$—
Second Quarter 2004	128.2	114.5	8.2	5.5
Third Quarter 2004	92.0	n/a	12.4	79.6
Fourth Quarter 2004	35.0	n/a	35.0	—
First Quarter 2005	38.9	n/a	38.9	—

Cumulative to date	306.3	126.4	94.8	85.1

Originally projected merger- related expenses(1)	300.0
Union Planters restructuring charges(2)	60.0

Total merger-related restructuring charges	$360.0

Estimated remaining charges to be incurred	$53.7

Cumulative to date vs. total projected	85.1%

(1)	Projections provided by management at time of merger announcement, January 23, 2004.

(2)	Projections provided by Union Planters management in 4Q03 press release.

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Forward-Looking Statements

The information contained in this press release may include forward-looking statements that reflect Regions’ current views with respect to future events and financial performance. The forward-looking statements are based only on current expectations and general assumptions and are subject to various risks, uncertainties, and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements. Such forward-looking statements are made in good faith by Regions pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

The words “believe,” “expect,” “anticipate,” “project,” and similar expressions signify forward-looking statements. Readers are cautioned not to place undue reliance on any forward-looking statements made by or on behalf of Regions. Any such statement speaks only as of the date the statement was made. Regions undertakes no obligation to update or revise any forward-looking statements.

Some factors that may affect the accuracy of our projections apply generally to the financial services industry, including: (1) the easing of restrictions on participants in the financial services industry, such as banks, securities brokers and dealers, investment companies, and finance companies, may increase our competitive pressures; (2) possible changes in interest rates may increase our funding costs and reduce our earning asset yields, thus reducing our margins; (3) possible changes in general economic and business conditions in the United States and the South, in general, and in the communities we serve, in particular, may lead to a deterioration in credit quality, thereby increasing our provisioning costs, or a reduced demand for credit, thereby reducing our earning assets; (4) the existence or exacerbation of general geopolitical instability and uncertainty, including the threat or occurrence of acts of terror or the occurrence or escalation of hostilities; (5) possible changes in trade, monetary and fiscal policies, laws, and regulations, and other activities of governments, agencies, and similar organizations, including changes in accounting standards, may have an adverse effect on our business; and (6) possible changes in consumer and business spending and saving habits could have an effect on our ability to grow our assets and to attract deposits.

Other factors that may affect the accuracy of our projections are specific to Regions, including: (1) the cost and other effects of material contingencies, including litigation contingencies; (2) our ability to expand into new markets and to maintain profit margins in the face of pricing pressures; (3) our ability to keep pace with technological changes; (4) our ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by Regions’ customers and potential Regions customers; (5) our ability to effectively manage interest rate risk and other market risk, credit risk and operational risk; (6) our ability to manage fluctuations in the value of our assets and liabilities and off-balance sheet exposures so as to maintain sufficient capital and liquidity to support our business; and (7) our ability to achieve the earnings expectations related to the businesses that we have acquired or may acquire in the future, which in turn depends on a variety of factors, including: our ability to achieve anticipated cost savings and revenue enhancements with respect to acquired operations; the assimilation of acquired operations to the Regions corporate culture, including the ability to instill our credit practices and efficient approach to acquired operations; and the continued growth of the markets that the acquired entities serve, consistent with recent historical experience.

In addition, statements made in this financial supplement and the accompanying press release, other periodic reports filed by Regions with the Securities and Exchange Commission, and other written or oral statements made by or on behalf of Regions may include forward looking statements relating to the benefits of the merger between Regions and Union Planters Corporation, including future financial and operating results, and Regions’ plans, objectives, expectations and intentions. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements.

The following factors, among those addressed above and others, could cause actual results to differ materially from those set forth in such forward-looking statements: (1) the level and timeliness of realization, if any, of expected cost savings and revenue synergies from the merger; (2) difficulties related to the operational effects of the merger and the integration of the businesses of Regions and Union Planters, including integration of information systems and retention of key personnel; (3) disruption from the merger may make it more difficult to maintain relationships with clients, employees or suppliers; (4) a materially adverse change in the financial condition of Regions, Union Planters or the combined company; (5) lower than expected revenues following the merger (6) other difficulties resulting from the merger.

Regions’ Investor Relations contact is Jenifer M. Goforth at (205) 244-2823; Regions’ Media contact is Kristi Lamont Ellis at (205) 326-7179.